Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TC X Calibur, Inc., (the “Company”) on Form 10-QSB for the quarterly period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof, (the “Report”), I(We), Travis T. Jenson, President and Director and Thomas Howells, Secretary, Treasurer and Director, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	10/30/07	By:	/s/Travis T. Jenson
Travis T. Jenson, President and Director
TC X Calibur, Inc.

Date:	10/30/07	By:	/s/Thomas J. Howells
Thomas J. Howells, Secretary, Treasurer and Director
TC X Calibur, Inc.